WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                            EXHIBIT 27

                     FINANCIAL DATA SCHEDULE

This schedule contains summary financial information extracted from unaudited financial statements contained in Company's quarterly report on Form 10-Q for the quarter ended September 30, 1994 and is qualified in its entirety by references to such financial statements.


        Item Number            Item Description                      Amount

        7-03(1)(a)             Fixed maturities held
                               for sale                         $36,943,605

        7-03(1)(a)             Fixed maturities held
                               to maturity -- carrying
                               value                                 0

        7-03(1)(a)             Fixed maturities held
                               to maturity -- market
                               value                                 0

        7-03(1)(b)             Investment in equity
                               securities                            0

        7-03(1)(c)             Mortgage loans on real
                               estate                                0

        7-03(1)(d)             Investment in real
                               estate                                0

        7-03(1)(h)             Total investments                 36,943,605

        7-03(2)                Cash and cash
                               equivalents                        5,775,694

        7-03(6)                Reinsurance recoverable
                               on paid losses                        0

        7-03(7)                Deferred policy
                               acquisition costs                 13,951,296

        7-03(12)               Total assets                      61,583,989

        7-03(13)(a)(1)         Policy liabilities --
                               future benefits,
                               losses, claims                     2,549,583

        7-03(13)(a)(2)         Policy liabilities --
                               unearned premiums                 53,699,611

        7-03(13)(a)(3)         Policy liabilities --
                               other claims and
                               benefits                              0

        7-03(14)               Other policyholder
                               funds                                 0

        7-03(16)               Notes payable, bonds,
                               mortgages and similar
                               debt                                  0

        7-03(21)               Preferred stocks
                               mandatory redemption                  0

        7-03(22)               Preferred stock -- not
                               mandatory                             0

        7-03(23)               Common stock                         200,000

        7-03(24)               Other stockholders'
                               equity                             5,024,793

        7-03(25)               Total liabilities and
                               stockholders' equity              61,583,989

        7-04(1)                Premiums                           5,538,684

        7-04(2)                Net investment income                691,237

        7-04(3)                Realized investment
                               gains and (losses)                   (67,025)

        7-04(4)                Other income                          0

        7-04(5)                Benefits, claims,
                               losses and settlement
                               expenses                            3,919,389

        7-04(7)(a)             Underwriting
                               acquisition and
                               insurance expenses --
                               amortization of
                               deferred policy
                               acquisition costs                   1,439,392

        7-04(7)(b)             Underwriting
                               acquisition and
                               insurance expense --
                               other                                 87,388

        7-04(8)                Income or loss before
                               income taxes                         716,727

        7-04(9)                Income tax expense                    0

        704(12)                Income/loss continuing
                               operations                           716,727

        7-04(13)               Discontinued operations               0

        7-04(15)               Extraordinary items                   0

        7-04(16)               Cumulative effect --
                               changes in accounting
                               principles                            0

        7-04(17)               Net income or loss                   716,727

        7-04(18)               Earnings per share --
                               primary                                N/A<F1>

        7-04(18)               Earnings per share --
                               fully diluted                          N/A<F1>

<F1> Information as to earnings per share is not provided
     inasmuch as the results for each series of stock will vary with the underwriting experience attributable to each Subsidiary Capital Account established with respect to that series.


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